UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2011

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

SHILOH INDUSTRIES REPORTS FOURTH QUARTER and FISCAL 2011 RESULTS

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS FOURTH QUARTER and FISCAL 2011 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. date December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated December 19, 2011

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS FOURTH QUARTER and FISCAL 2011 RESULTS

Valley City, OH, December 19, 2011 - Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for the fourth quarter and fiscal year ended October 31, 2011.

Fourth Quarter and Fiscal Year 2011 Highlights:

•	Sales revenue for the quarter increased to $143.7 million, an increase of 13.4% from the prior year quarter. Fiscal 2011 sales revenues were $517.7 million, a 13.2% increase over the prior year.

•	Operating income was $4.6 million for the quarter and $14.8 million for the fiscal year.

•	Total debt at October 31, 2011 was $26.1 million resulting in a net debt to total capitalization ratio of 19.5%.

•
Reported net income of $0.13 per share diluted for the quarter compared to a net loss of $0.04 per share diluted in the prior year quarter. Fiscal 2011 net income was $0.47 per share diluted compared to $0.23 per share diluted in the prior year.

Sales for the fourth quarter of fiscal 2011 of $143.7 million improved 13.4% compared to fourth quarter sales for fiscal 2010 of $126.7 million. North American car and light truck production volumes in total increased 10.2% compared to the fourth quarter of the prior year with the traditional domestic manufacturers' production volumes increasing by 7.7%. The Company's sales revenue increased above the industry statistics due to a favorable mix of vehicle platforms, the impact of new programs launched since the fourth quarter of the prior year and an increase in the heavy truck industry.
The Company reported operating income of $4.6 million or 3.2% of sales, which included impairment charges of $0.3 million, in the fourth quarter of fiscal year 2011 compared to an operating loss of $0.3 million, including the impairment charges of $4.6 million and restructuring charges of $0.3 million in the prior year fourth quarter. The Manufacturing and Selling, General and Administrative costs increased in the fourth quarter of fiscal year 2011 as expected, compared to the fourth quarter of fiscal year 2010, as a result of increased labor costs associated with the higher production volumes, preparation for new program launches, the phase out of the Company's Mansfield facility and the start-up costs related to the Company's Bowling Green facility. In addition, the implemented increase in payroll and benefit expenses, which were restored to pre-crisis levels at the beginning of the fiscal year, increased costs year-over-year by approximately $3.9 million.
Interest expense for the fourth quarter of the current fiscal year was $0.4 million compared to $0.6 million in the prior year fourth quarter as a result of a reduction in average borrowing rates from the Company's amended and restated Credit Agreement entered into in April 2011.
The Company reported net income for the fourth quarter of fiscal year 2011 of $2.2 million or $0.13 per share diluted, which includes an asset impairment charge of $0.3 million or $0.01 per share diluted. This compares to a net loss for the fourth quarter of the prior year of $0.7 million or $0.04 per share diluted, after the recognition of $4.9 million in impairment and restructuring charges related to the closure of our Mansfield facility.

Fiscal Year 2011 Results
For fiscal year 2011, sales of $517.7 million were $60.5 million or 13.2% higher than sales for fiscal 2010. The increased sales are a reflection of the improved car and light truck production of 8.1% in fiscal 2011 compared to fiscal 2010, increased volumes in the heavy truck industry and the benefit of new program launches.
Operating income for fiscal year 2011 was $14.8 million, including net asset impairment charges of $0.1 million and restructuring charges of $0.4 million, compared to an operating income of $9.9 million, including the asset impairment charges of $4.5 million and restructuring charges of $0.3 million in fiscal 2010.
Interest expense for fiscal 2011 of $1.7 million was $2.0 million less than fiscal 2010 due to a reduction in the level of average borrowed funds and lower average borrowing rates.
The Company's net income for fiscal 2011 was $7.8 million or $0.47 per share diluted including the impairment and restructuring charges, compared to $3.9 million or $0.23 per share diluted including the impairment and restructuring charges in fiscal 2010.
In commenting on the results of fiscal year 2011, Theodore K. Zampetis, President and CEO, said “Fiscal year 2011, as expected, was another year of continuous improvement in operational and financial performance for the Company after the crisis years of 2008 and 2009 in the overall economy and the automotive industry. The car and light truck production volumes ended up as we forecasted at 12.8 million units in our fiscal year 2011, which is an indication that the gradual improvement trend continues in spite of the relative volatility experienced from month to month in the vehicle build schedules.”
“During the year, the Company accomplished the operational targets set by strengthening our sales and business development structure, accelerating our product innovation cycle, completing the phase out of our Mansfield, OH facility and the start up phase of our new facility in Bowling Green, KY, resulting in an effective geographic footprint in the region. In addition, we launched successfully a number of programs for several customers and we were awarded the first mass produced “AcroStik Panel Laminate” product from a major customer.”
Mr. Zampetis concluded, “during 2011 we generated sufficient cash flow from operations to finance all the financial needs of the Company and finished with a reduced debt level, and a net debt to total capitalization ratio of 19.5% and asset turnover of 2.2 times. The Company is well positioned to leverage the opportunities that are created with the increased demand that is anticipated to continue in 2012 and beyond.”

Retirement of Theodore K. Zampetis

The Company also announced that Mr. Zampetis, has informed its board of directors that he will retire as President and Chief Executive Officer on December 31, 2012. Mr. Zampetis is expected to continue to serve on the Company's board of directors following his retirement. The Company also announced that its board of directors has begun the process of identifying a successor to Mr. Zampetis.
“Ted Zampetis has been an exceptional leader in very difficult times. Our shareholders owe him a great debt of gratitude,” said Curt Moll, Chairman of the Board of the Company.
Headquartered in Valley City, Ohio, Shiloh Industries is a leading manufacturer of first operation blanks, engineered welded blanks, complex stampings and modular assemblies for the automotive and heavy truck industries. The Company has 14 wholly owned subsidiaries at locations in Ohio, Georgia, Michigan, Tennessee, Kentucky, and Mexico, and employs approximately 1,250.
A conference call to discuss fourth quarter and fiscal year 2011 results will be held on Monday, December 16, 2011, at 9:30 a.m. (ET). To listen to the conference call, dial (888) 293-6979 approximately five minutes prior to the start time and request the Shiloh Industries fourth quarter conference call.

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	October 31,
	2011	2010
ASSETS:
Cash and cash equivalents	$20	$34
Accounts receivable, net	76,632	72,076
Related-party accounts receivable	434	984
Income tax receivable	1,688	1,163
Inventories, net	33,976	20,919
Deferred income taxes	2,228	2,631
Prepaid expenses	1,725	2,588
Total current assets	116,703	100,395
Property, plant and equipment, net	121,467	125,093
Deferred income taxes	918	1,432
Other assets	1,586	727
Total assets	$240,674	$227,647
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$428	$721
Accounts payable	57,214	54,172
Other accrued expenses	23,733	17,652
Total current liabilities	81,375	72,545
Long-term debt	25,700	26,900
Long-term benefit liabilities	24,019	24,485
Other liabilities	1,928	1,538
Total liabilities	133,022	125,468
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at October 31, 2011 and October 31, 2010, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 16,762,428 and 16,567,459 shares issued and outstanding at October 31, 2011 and October 31, 2010, respectively	168	166
Paid-in capital	63,950	62,317
Retained earnings	68,321	62,480
Accumulated other comprehensive loss: Pension related liability, net	(24,787)	(22,784)
Total stockholders’ equity	107,652	102,179
Total liabilities and stockholders’ equity	$240,674	$227,647

SHILOH INDUSTRIES, INC.
CONSOLIDATED INCOME STATEMENT
(Dollar amounts in thousands)

	Three Months Ended October 31,		Year Ended October 31,
	2011	2010	2011	2010
Revenues	$143,716	$126,687	$517,743	$457,272
Cost of sales	131,970	116,940	478,807	422,610
Gross profit	11,746	9,747	38,936	34,662
Selling, general and administrative expenses	6,810	5,198	23,658	19,916
Asset impairment, net	324	4,575	94	4,527
Restructuring charges	—	309	352	309
Operating income (loss)	4,612	(335)	14,832	9,910
Interest expense	443	633	1,714	3,757
Interest income	—	—	3	2
Other income (expense), net	(149)	(209)	(40)	(253)
Income (loss) before income taxes	4,020	(1,177)	13,081	5,902
Provision for income taxes	1,822	(448)	5,236	2,041
Net income (loss)	$2,198	$(729)	$7,845	$3,861
Earnings per share:
Basic earnings per share	$0.13	$(0.04)	$0.47	$0.23
Basic weighted average number of common shares	16,760	16,558	16,716	16,532
Diluted earnings per share	$0.13	$(0.04)	$0.47	$0.23
Diluted weighted average number of common shares	16,842	16,558	16,859	16,678

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Years Ended October 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,845	$3,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,367	26,220
Amortization of deferred financing costs	513	756
Asset impairment, net	94	4,527
Deferred income taxes	1,920	(3,217)
Stock-based compensation expense	799	646
(Gain) loss on sale of assets	(19)	135
Changes in operating assets and liabilities:
Accounts receivable	(4,006)	(6,757)
Inventories	(13,057)	2,619
Prepaids and other assets	399	(1,538)
Payables and other liabilities	3,968	(3,587)
Accrued income taxes	(262)	5,518
Net cash provided by operating activities	20,561	29,183
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,452)	(3,853)
Proceeds from sale of assets	248	68
Net cash used in investing activities	(18,204)	(3,785)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings	(270)	(351)
Payment of dividends	(2,004)	—
Decrease (increase) in overdraft balances	1,436	(345)
Proceeds from long-term borrowings	28,750	3,700
Repayments of long-term borrowings	(29,950)	(28,150)
Payment of deferred financing costs	(906)	(538)
Proceeds from exercise of stock options	573	193
Net cash used in financing activities	(2,371)	(25,491)
Net decrease in cash and cash equivalents	(14)	(93)
Cash and cash equivalents at beginning of period	34	127
Cash and cash equivalents at end of period	$20	$34
Supplemental Cash Flow Information:
Cash paid for interest	$1,316	$3,157
Cash paid for (refund of) income taxes	$3,202	$(285)